Location/Identification

MINFILE Number: 082LSE055

Name(s): **LYNX**
KISMET, MOUNTAIN VIEW, IRON BALL, SNOWDROP, DEWDROP

Status: Prospect

Mining Division: Vernon
Electoral District: Okanagan-Vernon
Forest District: Okanagan Shuswap Forest District

Regions: British Columbia
BCGS Map: 082L019
NTS Map: 082L01W
Latitude: 50 06 24 N
Longitude: 118 23 36 W
Elevation: 1531 metres
Location Accuracy: Within 1KM
Comments: Area of 1981 drilling near the Kismet adit (Assessment Report 10530).

UTM Zone: 11 (NAD 83)
Northing: 5551420
Easting: 400367

Mineral Occurrence

Commodities: Gold, Silver, Copper, Molybdenum, Lead, Antimony

Minerals

Significant: Gold, Pyrite, Molybdenite, Chalcopyrite, Stibnite, Arsenopyrite, Galena, Pyrrhotite, Jamesonite
Associated: Quartz
Alteration: Sericite
Alteration Comments: Granite is locally sericitic.
Alteration Type: Sericitic
Mineralization Age: Unknown

Deposit

Character: Vein
Classification: Hydrothermal, Epigenetic
Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au
Strike/Dip: 000/
Comments: The vein in the Kismet adit strikes northeast and dips steeply east.

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Paleozoic-Mesozoic	Harper Ranch	Undefined Formation	-----
Jurassic	-----	-----	Nelson Intrusions

Isotopic Age	Dating Method	Material Dated
----	----	----
----	----	----

Lithology: Granite, Argillite, Limestone, Volcanic

Comments: The Harper Ranch Group is Devonian to Triassic.

Geological Setting

Tectonic Belt: Omineca
Terrane: Quesnel
Physiographic Area: Okanagan Highland

Inventory

Ore Zone: DRILLHOLE

Year: 1981

Category: Assay/analysis

Report On: N

NI 43-101: N

Sample Type: Drill Core

Commodity	Grade
Silver	13.4000 grams per tonne
Gold	28.5200 grams per tonne
Copper	0.0100 per cent

Comments: Best sample across 1.07 metres, from drillhole H-4-81 about 80 metres north-northeast of the Kismet adit.

Reference: Assessment Report 10530.

Capsule Geology

The Lynx showings are located 72 kilometres east of Lumby near Trapp Creek. The property consists of the Kismet, Mountain View, Iron Ball, Snowdrop and Dewdrop claims.

The area is underlain by volcanic and sedimentary rocks of the Devonian to Triassic Harper Ranch Group. These have been intruded by granitic rocks of the Jurassic Nelson Intrusions. The granite is locally sericitized.

In 1933, opencuts and a 22.5-metre adit was driven on the Kismet claim on a quartz vein in granite. Claim posts near the Kismet adit have tags dated 1965 and 1966. Bulldozer trenching was completed in 1980. In 1981, 8 diamond drillholes totalling 1608 metres were completed.

The known gold-bearing veins are fissure type, strike slightly east of north and dip steeply east. They are grey to bluish grey and commonly contain fine seams of pyrite with splashes of chalcopyrite and small amounts of stibnite. Molybdenite has also been observed.

The Kismet vein, hosted in granite, is 0.1 to 0.9 metre wide, strikes north and dips steeply east. The vein contains pyrite and arsenopyrite and lesser galena. A chip sample across the face of the drift assayed 35.65 grams per tonne gold and 2.06 grams per tonne silver (Assessment Report 10530).

At the Iron Ball claim, downhill from the Kismet adit and to the southwest, quartz veins contain pyrite and arsenopyrite and strike slightly east of north.

About 219 metres west of the Kismet and 62 metres lower, a 9- metre opencut has uncovered a shear zone 1.4 metres wide. This shear contains pyrite, pyrrhotite and lesser amounts of arsenopyrite in a gangue of quartz and disintegrated granite.

On the Dewdrop, west of the Iron Ball, opencuts have uncovered north-striking quartz fissure veins containing similar minerals in granite.

Several cuts to the east of the Kismet tunnel have uncovered other fissure veins in the granite.

On the Mountain View, adjoining the Kismet on the south and downhill, several cuts and a 9.4 metre tunnel have been driven on a quartz vein. This vein is extremely sheared and faulted and is hosted in altered limestone and argillite beds. Mineralization consists of pyrite, galena and jamesonite.

A new vein was discovered near drill hole H-7-81 hosting gold, pyrite and molybdenum. This vein assayed 5.83 grams per tonne gold and 55.19 grams per tonne silver from a selected surface grab sample. In a drill intersection the vein assayed 3.77 grams per tonne gold over 0.6 metres (Assessment Report 10530).

The best intersection was from hole H-4-81, about 80 metres north-northeast of the Kismet adit. The sample assayed 28.52 grams per tonne gold, 13.4 grams per tonne silver and 0.01 per cent copper across 1.07 metres (Assessment Report 10530). This hole probably intersected the extension of the Kismet vein.

Bibliography

EMPR AR *1933-156
EMPR ASS RPT *10530
EMPR FIELDWORK 1987, pp. 55-58; 1988, pp. 49-54; 1992, pp. 255-257
EMPR OF 1991-18; 1994-8

EMPR RGS 082L, 1976; 32, 1991
EMPR PF (Report on the Lynx Claim, Donald W. Tully, 1979; Assessment Report on the Lynx Claim, Donald W. Tully, 1981; Gulden Sky Resources Prospectus, 1987)
GSC MAP 1059A; 7216G; 8502G
GSC MEM 296
GSC OF 637; 658
GSC P 91-2, pp. 115-135
CJES Vol. 26, No. 2

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	1994/06/30	**Revised By:**	Dorthe E. Jakobsen(DEJ)	**Field Check:**	N